Exhibit 10.1

AMENDMENT NO. 2 TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”), dated as of April 25, 2023, to AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of April 10, 2020, among SOUTHWEST GAS HOLDINGS, INC. (the “Borrower”), the LENDERS party hereto and THE BANK OF NEW YORK MELLON, as Administrative Agent (the “Administrative Agent”).

RECITALS

I. The Borrower, the lenders from time to time parties thereto (collectively, the “Lenders”) and the Administrative Agent are parties to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended by Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated as of December 28, 2021, the “Credit Agreement”). Unless defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

II. The Borrower has requested that the Lenders agree to amend (i) the definition of “Permitted Investments” contained in Section 1.01 of the Credit Agreement and (ii) Section 7.02(b) of the Credit Agreement, each in the manner set forth in this Amendment.

III. The Borrower and the undersigned Lenders, constituting Required Lenders, have agreed to amend the Borrower’s requests in Recital II on the terms set forth.

Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) by deleting the text of the definition of “Permitted Investments” in its entirety and substituting the following therefor:

“Permitted Investments” means (i) Investments of the Borrower in any Subsidiary for the substantially contemporaneous acquisition, improvement or lease of Property, (ii) other Investments of the Borrower in any Subsidiary in an amount not in excess of $50,000,000 in the aggregate in any fiscal year,

(iii) Investments of any Subsidiary in the Borrower or any other Subsidiary, (iv) cash Investments in (a) U.S. government and agency securities; (b) money market funds rated AA or A-1 or better by S&P and Aaa or P-1 or better by Moody’s; (c) municipal securities rated within the top two ratings by S&P and Moody’s; (d) repurchase agreements with reputable financial institutions fully secured by collateral consisting of securities described in clauses (a) and (b) above having a market value at least equal to 102% of the amount so invested; (e) bankers’ acceptances issued by a bank rated Aaa or better by Moody’s or rated AA or better by S&P and eligible for purchase by a Federal Reserve Bank; (f) interest-bearing demand or time deposits (including certificates of deposit) in banks and savings and loan associations; provided such deposits are (1) secured at all times, in the manner and to the extent provided by law, by collateral consisting of securities described in clauses (a) and (b) above having a market value of no less than 102% of the amount of moneys so invested or (2) fully insured by federal deposit insurance; (g) shares of any “regulated investment company” within the meaning of Section 851(a) of the Code, the assets of which consist only of securities or investments described in clauses (a) through (f) above; (h) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which have been rated at least A-1 by S&P and at least P-1 by Moody’s at the time of such investment; (i) other obligations of corporations which have been rated at least AA by S&P and at least Aaa by Moody’s at the time of such investment; (j) open ended mutual funds, as regulated by Rule 2a-7 under the Investment Company Act of 1940 and whose net asset value remains a constant $1 a share; (k) investments directed by the Borrower in conjunction with industrial development revenue bonds; and (l) Subsidiaries, Affiliates and transactions permitted by Section 7.02(b), (v) cash Investments in SGC or the Intermediate Holding Company to repay Debt of SGC; provided that, immediately before and after giving effect to such Investment, no Event of Default exists, (vi) cash Investments in Centuri Group, Inc. in connection with any Permitted Spin-Off and (vii) cash Investments in any Subsidiary (provided that (1) immediately before and after giving effect to such Investment, no Event of Default exists and (2) the ratio of Funded Debt to Total Capitalization of the Borrower, determined on a pro forma basis in accordance with Section 7.03 as of the then most recently ended fiscal quarter, does not exceed 0.70 to 1.00).

(ii) by adding a new definition of “Permitted Spin-Off” as follows:

“Permitted Spin-Off” means any transaction resulting in the spin-off of all or a portion of Centuri Group, Inc.; provided that, (a) immediately before and after giving effect to such transaction, no Event of Default exists and (b) the ratio of Funded Debt to Total Capitalization, determined on a pro forma basis in accordance with Section 7.03 as of the then most recently ended fiscal quarter of the Borrower, does not exceed 0.70 to 1.00.

(b) Section 7.02(b) of the Credit Agreement is hereby amended as follows:

(i)	by deleting “and” at the end of clause (iii) thereof;

(ii)	by deleting the period at the end of clause (iv) thereof; and

(iii)	by adding a new clause (v) thereof as follows:

“(v) Permitted Spin-Offs.”

2. Representations and Warranties by the Borrower. To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within its corporate authority, (ii) have been duly authorized by all necessary corporate action, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, and (iv) do not conflict with any provision of its articles of incorporation, bylaws or other organizational document or any agreement or other instrument binding upon it.

(b) This Amendment constitutes the valid and legally binding obligations of the Borrower, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(c) Each of the representations and warranties contained in the Credit Agreement (i) that does not contain a materiality qualification is true and correct in all material respects on and as of the date hereof, and (ii) that contains a materiality qualification, is true and correct in all respects on and as of the date hereof, in each case except those representations and warranties that were made as of a specific date, in which case such representations and warranties were true and correct on and as of such earlier date.

(d) Before and after giving effect to this Amendment, no Default has occurred and is continuing.

3. Conditions to Effectiveness.

This Amendment shall be effective as of the date hereof (the “Amendment No. 2 Effective Date”), provided that on or before the date hereof, the Administrative Agent shall have received the following:

(i) counterparts of this Amendment, executed by a duly authorized officer of the Borrower and Lenders constituting Required Lenders; and

(ii) payment or reimbursement by the Borrower of the reasonable fees and expenses of the attorneys for the Administrative Agent in connection with the preparation, negotiation and closing of this Amendment, in immediately available funds.

4. Miscellaneous.

(a) The Borrower hereby:

(i) acknowledges and agrees that the amendments under Section 1 hereof are limited to the specific matters set forth therein; and

(ii) reaffirms and admits the validity and enforceability of the Credit Agreement (as amended hereby) and the other Credit Documents and all of its obligations thereunder.

(b) This Amendment may be executed in one or more counterparts as deemed necessary, including both paper and electric counterparts, but all such counterparts when taken together shall be deemed as one and the same document. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and the Lenders of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission or delivery to the Administrative Agent and the Lenders.

(c) This Amendment constitutes a Credit Document for all purposes under the Credit Agreement.

(d) This Amendment is being delivered in and is intended to be performed in the State of New York and shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of New York.

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SOUTHWEST GAS HOLDINGS, INC. AMENDMENT NO. 2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

SOUTHWEST GAS HOLDINGS, INC.

By:	/s/ Kenneth J. Kenny
Name:	Kenneth J. Kenny
Title:	Vice President/Finance/Treasurer

SOUTHWEST GAS HOLDINGS, INC. AMENDMENT NO. 2

THE BANK OF NEW YORK MELLON, as Administrative Agent and as a Lender

By:	/s/ Molly H. Ross
Name:	Molly H. Ross
Title:	Vice President

SOUTHWEST GAS HOLDINGS, INC. AMENDMENT NO. 2

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Executive Director

SOUTHWEST GAS HOLDINGS, INC. AMENDMENT NO. 2

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jacqueline G. Margetis
Name: Jacqueline G. Margetis
Title: Director

SOUTHWEST GAS HOLDINGS, INC. AMENDMENT NO. 2

MUFG BANK LTD., as a Lender

By:	/s/ Matthew Bly
Name: Matthew Bly
Title: Director

SOUTHWEST GAS HOLDINGS, INC. AMENDMENT NO. 2

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jonathan Bouvet
Name: Jonathan Bouvet
Title: Senior Vice President

SOUTHWEST GAS HOLDINGS, INC. AMENDMENT NO. 2

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Whitney Shellenberg
Name: Whitney Shellenberg
Title: Vice President

SOUTHWEST GAS HOLDINGS, INC. AMENDMENT NO. 2

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John M. Eyerman
Name: John M. Eyerman
Title: Senior Vice President

SOUTHWEST GAS HOLDINGS, INC. AMENDMENT NO. 2

TD BANK, N. A., as a Lender

By:	/s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President